SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934


                   Date of Report (Date of earliest event reported):
                                  December 15, 1996


                                      F&M BANCORP
                (Exact name of registrant as specified in its charter)


       Maryland                     0-12638                   52-1316473
(State of incorporation)    (Commission File Number)    (IRS Identification No.)


                  110 Thomas Johnson Drive, Frederick, MD 21702
               (Address of principal executive offices)(Zip Code)


                                   (301) 694-4000
               (Registrant's telephone number, including area code)

Item 5.   Other Events.

    The Merger of Home Federal Corporation with and into F&M Bancorp became effective as of the close of business on November 15, 1996 by means of a stock for stock exchange accounted for as a pooling of interests. The Securities and Exchange Commission in its Accounting Series Release No. 135, prohibits affiliates of either company from selling any common shares received in a business combination accounted for as a pooling of interests until such time as financial results covering at least 30 days of post-merger combined operations have been published.

     Accordingly, the total income and net income for F&M Bancorp (Unaudited) for the one month period and year-to-date periods ended December 15, 1996 is provided below. The financial results reported below are not necessarily indicative of future results.

                      For One Month Period          For Year-To-Date Period
                      Ended December 15, 1996       Ended December 15, 1996
                      -----------------------       -----------------------
                                         (In thousands)
Total Income                  $6,906                        $78,140
Net Income                       783                          9,067

     Included in the financial results above are securities losses (after-tax) of $140 thousand. F&M Bancorp also will be recording restructuring and other charges before year-end, as indicated in the attached press release dated December 20, 1996 which is attached to this Current Report as Exhibit 99.1, and is hereby incorporated by reference.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press Release of F&M Bancorp dated December 20, 1996


                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       F&M BANCORP


Date:  December 20, 1996           By: /s/ Faye E. Cannon
                                       Faye E. Cannon
                                       President and Chief Executive Officer